As filed with the Securities and Exchange Commission on December 13, 2010
Registration No. 333-150448

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST HORIZON NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Tennessee (State or Other Jurisdiction of Incorporation or Organization)	62-0803242 (I.R.S. Employer Identification Number)
165 Madison Avenue
Memphis, Tennessee 38103
(901) 523-4444
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Clyde A. Billings, Jr.
Senior Vice President, Assistant General Counsel and Corporate Secretary
165 Madison Avenue
Memphis, TN 38103
(901) 523-4444
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Robert W. Reeder III
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☑
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)
Large Accelerated Filer ☑	Accelerated Filer ☐	Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE(1)

	Amount to be Registered/
Title of Each Class of	Proposed Maximum Offering Price Per Unit/	Amount of
Debt securities to be Registered	Proposed Maximum Aggregate Offering Price	Registration Fee
Senior Debt Securities	(1)	(1)
Junior Subordinated Debt Securities	(1)	(1)

(1)	An indeterminate aggregate initial offering price or number or amount of debt securities of First Horizon National Corporation (the “Registrant”) are being registered as may from time to time be offered and sold at indeterminate prices. The senior debt securities and junior subordinated debt securities may be convertible into or exchangeable for other securities previously registered by the Registrant or to be registered in the future by the Registrant. The senior debt securities and junior subordinated debt securities may be included in a unit or purchase contract with other securities previously registered by the Registrant or to be registered in the future by the Registrant. The Registrant will determine the proposed maximum offering price per security from time to time in connection with the offer and sale of debt securities registered under this registration statement. Separate consideration may or may not be received for debt securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fees and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

PROSPECTUS
FIRST HORIZON NATIONAL CORPORATION
Senior Debt Securities
Junior Subordinated Debt Securities
     The securities listed above may be offered and sold by us from time to time. We will provide the specific terms of these debt securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the debt securities described in the applicable prospectus supplement.
     We may offer and sell these securities directly through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. See “Plan of Distribution” for a further description of the manner in which we may sell the securities covered by this prospectus.
     This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
     You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you make your investment decision.
     See “Risk Factors” beginning on page 5 of this prospectus, page 18 of our Annual Report on Form 10-K for the year ended December 31, 2009, page 111 of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 and page 122 of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, which are incorporated herein by reference, to read about factors you should consider before buying any debt securities.
     These debt securities will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency and involve investment risks.
     NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM OR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
This prospectus is dated December 13, 2010.

     Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “First Horizon”, “we”, “us”, “our”, or similar references mean First Horizon National Corporation and does not include its subsidiaries or affiliates.
ABOUT THIS PROSPECTUS
     This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell senior debt securities and junior subordinated debt securities in one or more offerings. Each time we sell securities we will provide a prospectus supplement and, if applicable, a pricing supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement and any pricing supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement or pricing supplement, you should rely on the information in that prospectus supplement or pricing supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.
     The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the debt securities offered under this prospectus. The registration statement can be read at the SEC web site mentioned under the heading “Where You Can Find More Information”.
WHERE YOU CAN FIND MORE INFORMATION
     We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. In addition, our SEC filings are available to the public through the SEC’s Internet site at http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
          The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and before the date that the offering of securities by means of this prospectus is completed (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•	Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 001-15185);

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010 (File No. 001-15185); as amended by Amendment No. 1 on Form 10-Q/A filed on June 4, 2010;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010 (File No. 001-15185);

•	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010 (File No. 001-15185);

•	Current Report on Form 8-K filed on January 22, 2010 (File No. 001-15185);

•	Current Report on Form 8-K filed on March 24, 2010 (File No. 001-15185);

•	Current Report on Form 8-K filed on April 22, 2010 (File No. 001-15185);

•	Current Report on Form 8-K filed on July 21, 2010 (File No. 001-15185);

•	Current Report on Form 8-K filed on August 23, 2010 (File No. 001-15185);

•	Current Report on Form 8-K filed on October 1, 2010 (File No. 001-15185);

•	Current Report on Form 8-K filed on October 21, 2010 (File No. 001-15185); and

•	Current Report on Form 8-K filed on December 13, 2010 (File No. 001-15185).
     We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Janet E. Denkler, 165 Madison Avenue, Memphis, TN 38103, telephone (901) 523-4444, or you may obtain them from First Horizon National Corporation’s corporate website at www.fhnc.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.
     We have provided only the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement or pricing supplement. Neither we, nor any underwriters, dealers or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or pricing supplement is accurate as of any date other than the dates on the front of those documents.

FORWARD-LOOKING STATEMENTS
          We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, plans, goals, expectations and estimates, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in or implied by these forward-looking statements. See “Risk Factors” below for information regarding important risk factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements.
          Forward-looking statements are statements that are not a representation of historical information but rather are related to future operations, strategies, financial results, or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other expressions that indicate future events and trends identify forward-looking statements. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond a company’s control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change. Examples of uncertainties and contingencies include, among other important factors, general and local economic and business conditions; recession or other economic downturns; expectations of and actual timing and amount of interest rate movements, including the slope of the yield curve (which can have a significant impact on a financial services institution); market and monetary fluctuations; inflation or deflation; customer and investor responses to these conditions; the financial condition of borrowers and other counterparties; competition within and outside the financial services industry; geopolitical developments including possible terrorist activity; recent and future legislative and regulatory developments; natural disasters; effectiveness of FHN’s hedging practices; technology; demand for FHN’s product offerings; new products and services in the industries in which FHN operates; and critical accounting estimates. Other factors are those inherent in originating, selling, and servicing loans including prepayment risks, pricing concessions, fluctuation in U.S. housing prices, fluctuation of collateral values, and changes in customer profiles. Additionally, the actions of the Securities and Exchange Commission (“SEC”), the Financial Accounting Standards Board, the Office of the Comptroller of the Currency (“OCC”), the Board of Governors of the Federal Reserve System (“Federal Reserve”), the Federal Deposit Insurance Corporation (“FDIC”), Financial Industry Regulatory Authority, U.S. Department of the Treasury, the Bureau of Consumer Financial Protection, the Financial Stability Oversight Council, and other regulators and agencies; regulatory and judicial proceedings and changes in laws and regulations applicable to FHN; and FHN’s success in executing its business plans and strategies and managing the risks involved in the foregoing, could cause actual results to differ. FHN assumes no obligation to update any forward-looking statements that are made from time to time. Actual results could differ because of several factors, including those presented in this Forward-Looking Statements section, in other sections of this prospectus or any applicable prospectus supplement and in documents incorporated herein by reference.
ABOUT FIRST HORIZON NATIONAL CORPORATION
          First Horizon National Corporation, a Tennessee corporation, incorporated in 1968, is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”), is a financial holding company, and is supervised and regulated by the Federal Reserve. Through its principal, directly-owned subsidiary, First Tennessee Bank National Association (the “Bank”), and its other banking-related subsidiaries, First Horizon provides diversified financial services.
          First Horizon’s subsidiaries have about 200 business locations in over 16 U.S. states, Hong Kong and Tokyo, excluding off-premises ATMs. Almost all of those locations are financial centers and FTN Financial offices.
          The Bank, a national banking association with principal offices in Memphis, Tennessee, received its charter in 1864. As a national banking association, the Bank is subject to regulation and examination by the OCC, its primary regulator. In addition, the deposits of the Bank are insured up to allowable limits by, and the Bank is subject to regulation by, the Federal Deposit Insurance Corporation.

     The principal business offices of First Horizon are located at 165 Madison Avenue, Memphis, Tennessee 38103 and its telephone number is 901-523-4444. First Horizon’s internet address is www.fhnc.com. Information contained on or accessible from our web site is not incorporated into this prospectus and does not constitute a part of this prospectus.
RISK FACTORS
     Before you invest in any of our debt securities, in addition to the other information in this prospectus, you should carefully consider each of the risk factors set forth in Item 1.A. of Part I of First Horizon National Corporation’s Annual Report on Form 10-K for the Year Ended December 31, 2009, Item 1.A. of Part II of First Horizon National Corporation’s Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2010, Item 1.A. of Part II of First Horizon National Corporation’s Quarterly Report on Form 10-Q for the Quarterly Period Ended September 30, 2010 and in any of our annual or quarterly reports for a subsequent fiscal year or fiscal quarter that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” above for information about how to obtain a copy of these documents.
Risks Relating to our Debt Securities
          The terms of the debt securities contain limited protection for holders of the debt securities.
          The indentures under which the debt securities will be issued and the terms of the debt securities offer limited protection to holders of the debt securities. In particular, the terms of the indentures and the debt securities will not place any restrictions on our or our subsidiaries’ ability to:
•	engage in a change of control transaction;

•	subject to any covenant that may be described in a prospectus supplement, issue secured debt or secure existing unsecured debt;

•	issue debt securities or otherwise incur additional unsecured indebtedness or other obligations;

•	purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the debt securities;

•	sell assets; or

•	enter into transactions with related parties.
          Furthermore, the terms of the indentures and the debt securities will not protect holders of the debt securities in the event that we experience changes (including significant adverse changes) in our financial condition or results of operations, as they will not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity. In addition, unless otherwise provided in a prospectus supplement, the debt securities will not provide for a step-up in interest upon, or any other protection against, a decline in our credit ratings.
          Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the indentures or the debt securities could negatively affect the value of the debt securities.
Our ability to repay the debt securities will depend on receipt of dividends and distributions from our subsidiaries, and the debt securities will be structurally subordinated to the existing and future indebtedness of our subsidiaries.
          We are a holding company and we conduct substantially all of our operations through subsidiaries. As of September 30, 2010, 99% of our assets are held in the Bank and operations at the Bank accounted for 100% of our revenue for the nine months ended September 30, 2010. Furthermore, subject to any covenant that may be described in a prospectus supplement, the indentures relating to the debt securities do not prohibit us or our subsidiaries from incurring additional secured or unsecured indebtedness.

          We depend on dividends, distributions and other payments from our subsidiaries to fund payments on the debt securities. In part because of the losses experienced by the Bank since 2007, regulatory constraints generally will prevent the Bank from declaring and paying dividends to us in 2010 without regulatory approval.
          Our right to participate in any distribution of assets from any subsidiary upon the subsidiary’s liquidation or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. To the extent that we are a creditor of a subsidiary, our claims would be subordinated to any security interest in the assets of that subsidiary and/or any indebtedness of that subsidiary senior to that held by us. As a result, the debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries. Our subsidiaries’ debt obligations were $2,547 million as of September 30, 2010. You should look only to the assets of First Horizon as the source of payment for the debt securities, and not those of our subsidiaries.
The trading market for the debt securities may be limited and you may be unable to sell your securities at a price that you deem sufficient.
          Unless otherwise indicated in the applicable prospectus supplement, the debt securities being offered by this prospectus will be a new issue of securities for which there is currently no active trading market. We do not intend to list the debt securities on any securities exchange or include the debt securities in any automated quotation system. As a result, an active trading market for the debt securities may not develop, or if one does develop, it may not be sustained. If an active trading market fails to develop or cannot be sustained, you may not be able to resell your securities at their fair market value or at all.
          Whether or not a trading market for the debt securities develops, we cannot provide any assurance about the market price of the debt securities. Several factors, many of which are beyond our control, might influence the market value of the debt securities, including:
•	our creditworthiness and financial condition;

•	actions by credit rating agencies;

•	the market for similar securities;

•	prevailing interest rates; and

•	economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business, and the financial markets generally.
          Financial market conditions and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the debt securities.
          As a result of one or more of those factors, the debt securities that an investor purchases whether in this offering or in the secondary market may trade at a discount to the price that the investor paid for the debt securities.

RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth information regarding our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred share dividends for the periods shown. For purposes of determining the below ratios, earnings consist of pre-tax income from continuing operations before adjustment for income or loss from equity investees, fixed charges, amortization of capitalized interest, distributed income of equity investees and share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, and adjusted for interest capitalized, preference security dividend requirements of consolidated subsidiaries and non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expensed and capitalized, amortized premium, discounts and capitalized expenses related to indebtedness, an estimate of the interest within rental expense, and preference security dividend requirements of consolidated subsidiaries.

	Nine Months
	Ended Sept 30,	Year Ended December 31,
	2010	2009	2008	2007	2006	2005
Consolidated Ratio of Earnings to Fixed Charges	1.2	*	*	*	1.2	1.7
Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends	*	*	*	*	1.2	1.6

*	Earnings for the reporting period were inadequate to cover total fixed charges and/or the combined fixed charges and preferred share dividends
USE OF PROCEEDS
     We intend to use the net proceeds from the sales of the debt securities for general corporate purposes unless otherwise specified in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
Senior and Junior Subordinated Debt Securities
     As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or junior subordinated debt securities.
     As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Senior debt securities will be issued under the senior indenture and junior subordinated debt securities will be issued under the junior subordinated indenture, in each case with the specific terms and conditions set forth in a supplemental indenture or an officers’ certificate. Each indenture is a contract between us and The Bank of New York Mellon Trust Company, N.A., as the initial trustee.
     The trustee has two main roles:
•	First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later under “—Default and Related Matters”.

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, if any, transferring your debt securities to new buyers and sending you notices. Unless otherwise indicated in a prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will perform these administrative duties.
     This prospectus sometimes refers to the senior indenture and the junior subordinated indenture collectively as the “indentures”. The indentures and their associated documents, including the debt securities themselves and a supplemental indenture or an officers’ certificate relating to a particular series of debt securities, contain the full text of the matters summarized in this section and any accompanying prospectus supplement. The forms of the indentures and forms of debt securities are filed as exhibits to the registration statement of which this prospectus forms a part, and the debt securities and supplemental indentures and officer’s certificates will be filed as exhibits with future SEC filings from time to time. See “Where You Can Find More Information” above for information on how to obtain copies. Section references in the description that follows relate to the indentures.
General
     Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of First Horizon National Corporation. The senior debt securities will rank equally with any of our other unsubordinated and unsecured debt. The junior subordinated debt securities will be subordinate and rank junior in right of payment and priority to any senior debt, as defined, and described more fully, under “—Subordination” to the extent and in the manner set forth in the junior subordinated indenture.
     The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.
This Section Is Only a Summary
     The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the indentures (and any amendments or supplements entered into by us from time to time) and the debt securities, including the definitions therein of certain terms. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for shares of our common stock or other debt securities. The indentures (together with any related amendments or supplements thereto) and the debt securities, and not our summary of the terms, will govern the rights of holders of the debt securities.
Terms Contained in Prospectus Supplement
     The applicable prospectus supplement will contain the terms relating to the specific series of debt securities being offered. The applicable prospectus supplement may include some or all of the following:
•	the title of the debt securities and whether they are senior debt securities or junior subordinated debt securities;

•	any limit on the aggregate principal amount of debt securities of such series;

•	the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal of any debt securities is payable;

•	the rate or rates at which any debt securities of the series shall bear interest, if any, and the date or dates from which any such interest shall accrue;

•	the dates on which any interest will be payable and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of and any premium and interest on any debt securities of the series shall be payable;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which our election to redeem the debt securities shall be evidenced;

•	our obligation, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or analogous provision and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations of the debt securities if other than denominations of $1,000 and any integral multiple thereof;

•	any provisions regarding the manner in which the amount of principal of or any premium or interest on any debt securities of the series may be determined with reference to a financial or economic measure or an index or pursuant to a formula, if applicable;

•	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies, currency units or composite currencies other than that or those in which such debt securities are stated to be payable, the currency, currencies, currency units or composite currencies in which the principal of or any premium or interest on such debt securities shall be payable, the periods within which and the terms and conditions upon which such payments are to be made, and the amount so payable;

•	if other than the entire principal amount, the portion of the principal amount of any debt securities of the series which shall be payable upon declaration of acceleration of the maturity;

•	if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any day prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•	that the debt securities of the series shall be subject to full defeasance or covenant defeasance, as described further below, if applicable;

•	that any debt securities shall be issuable in whole or in part in the form of one or more global debt securities and, in such case, the depositaries for such global debt securities and the form of any legend or legends that shall be borne by such global security, if applicable;

•	any addition to or change in the events of default which applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount due and payable;

•	any addition to or change in the covenants which apply to any debt securities of the series;

•	the terms and conditions, if any, pursuant to which the junior subordinated debt securities of the series are convertible for shares of our common stock or other debt securities;

•	any changes in or additions to the subordination provisions applicable to the junior subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the indenture.
     Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Debt securities may bear interest at a fixed rate or a variable rate, as specified in the applicable prospectus supplement. In addition, if specified in the applicable prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any material special federal income tax considerations applicable to any such discounted debt securities.
Overview of Remainder of This Section
     The remainder of this section summarizes:
•	Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

•	Your rights under several special situations, such as if we merge with another company, or if we want to change a term of the debt securities;

•	Your rights if we default or experience other financial difficulties; and

•	The subordination of the junior subordinated debt securities relative to senior indebtedness issued by us.

Additional Mechanics
     Form
     The debt securities will be initially issued as a registered global security as described below under “What Is a Global Security?” unless otherwise specified in the applicable prospectus supplement. If any debt securities cease to be issued in registered global form, they will be issued in fully registered form without coupons (Section 302), although we may issue the debt securities in bearer form if so specified in the applicable prospectus supplement. Debt securities will be issued in denominations of $1,000 and any integral multiple thereof, unless otherwise specified in the applicable prospectus supplement. (Section 302)
     Exchange and Transfer
     You may have fully registered debt securities broken into more debt securities of smaller denominations (but not into denominations smaller than any minimum denomination applicable to the debt securities) or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange”. (Section 305)
     You may exchange or transfer your fully registered debt securities at the corporate trust office of the registrar. The registrar acts as our agent for registering debt securities in the names of holders and for transferring and exchanging debt securities, as well as maintaining the list of registered holders. The paying agent acts as the agent for paying interest, principal and any other amounts on debt securities. Unless otherwise specified in the applicable prospectus supplement, the trustee will perform the roles of registrar and paying agent, and will perform other administrative functions. We may change these appointments to another entity or perform them ourselves. (Section 305)
     We may designate additional or alternative registrars or paying agents, acceptable to the trustee, and they would be named in the applicable prospectus supplement. We may cancel the designation of any particular registrar or paying agent. We may also approve a change in the office through which any registrar or paying agent acts. We must maintain a paying agent office at the place of payment for each series of debt securities. (Sections 305 and 1002)
     There is no service charge for exchanges and transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer. (Section 305)
     At certain times, you may not be able to transfer or exchange your debt securities. If we redeem any series of debt securities, or any part of any series, then we may prevent you from transferring or exchanging these debt securities for certain periods. We may do this during the period beginning 15 days before the day we mail the notice of redemption and ending at the close of business on the day of that mailing, in order to freeze the list of holders so we can prepare the mailing. We may refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. We may also refuse to issue, register transfers or exchange debt securities that has been surrendered for repayment, except the portion that is not to be repaid. (Section 305)
     Replacing Your Lost or Destroyed Certificates
     If you bring a mutilated certificate to the registrar, we will issue a new certificate to you in exchange for the mutilated one. (Section 306)
     If you claim that a certificate has been lost, completely destroyed, or wrongfully taken from you, then the trustee will give you a replacement certificate if you meet our and the trustee’s requirements, including satisfactory evidence of loss, destruction or theft. Also, we and the trustee may require you to provide reasonable security or indemnity to protect us and the trustee from any loss we may incur from replacing your certificates. (Section 306)
     In either case, we may also charge you for our expenses in replacing your security and for any tax or other governmental charge that may be incurred. (Section 306)

     Payment and Paying Agents
     We will pay interest to you if you are a direct holder listed in the registrar’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day is called the “regular record date” and is stated in the applicable prospectus supplement. (Section 307). Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the record date.
     We will pay interest, principal and any other money due on the debt securities of a series at the place of payment specified in the applicable prospectus supplement for that series. You must make arrangements to have your payments picked up at that office. We may also choose to pay interest by mailing checks. If we have designated additional paying agents, they will be named in the applicable prospectus supplement. We may cancel the designation of any particular paying agent or approve a change in the office through which any paying agent acts, but we must have a paying agent in each place of payment for the debt securities. (Section 1002)
     All money we forward to the trustee or a paying agent that remains unclaimed will, at our request, be repaid to us at the end of two years after the amount was due to the direct holder. After that two-year period, you may look only to us as an unsecured general creditor for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)
     We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “What Is a Global Security?”.
     “Street name” and other indirect holders should consult their banks or brokers for information on how they will receive payments.
Notices
     We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the register kept at the office of the registrar. (Section 106)
Special Situations
     Mergers and Similar Transactions
     We are generally permitted to consolidate or merge into another company. We are also permitted to convey, transfer or lease our properties and assets substantially as an entirety to another company. However, we may not take any of these actions unless the company certifies to the trustee that the following conditions are met:
•	the successor company (if any) or the Person which acquires our properties and assets is a corporation, partnership or other entity, and is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and it expressly assumes our obligations on the debt securities;

•	immediately after giving effect to the transaction, no event of default (and no event which, after notice or lapse of time or both, would become an event of default) shall have happened and be continuing (Section 801); and

•	if as a result of such transaction, properties or assets of ours would become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the indenture, we or our successor will take such steps as may be necessary to secure the debt securities equally and ratably with all debt secured thereby.

Modification and Waiver of Your Contractual Rights
     Under certain circumstances, we can make changes to the indentures and the debt securities. Some types of changes require the approval of each security holder affected, some require approval by a vote of the holders of not less than a majority in principal amount of the outstanding debt securities of the particular series affected, and some changes do not require any approval at all. (Sections 901 and 902)
     Changes Requiring Your Approval. First, there are changes that cannot be made to debt securities without the consent of each holder affected. These include changes that:
•	reduce the percentage of holders of debt securities who must consent to a waiver or amendment of the indenture;

•	reduce the rate of interest on any debt security or change the time for payment of interest;

•	reduce the principal or premium due on any debt security or change the stated maturity date of any security;

•	reduce the amount of, or postpone the date fixed for, the payment of sinking funds;

•	change the place or currency of payment on a debt security;

•	change the right of holders to waive an existing default by majority vote;

•	modify the provisions of the indenture with respect to the subordination of the debt securities in a manner adverse to you;

•	impair your right to sue for payment; or

•	make any change to this list of changes that requires your specific approval. (Section 902)
     Changes Requiring a Vote of Not Less Than a Majority. The second type of change to the indentures and the debt securities requires a vote in favor by security holders owning not less than a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other specified changes that would not adversely affect holders of the debt securities in any material respect (see “Changes Not Requiring Vote of Holders”) . Not less than a majority vote is also required to waive any past default, except a failure to pay principal or interest and default in the certain covenants and provisions of the indenture that cannot be amended without the consent of the holder of each security. (Sections 513 and 902)
     Changes Not Requiring Vote of Holders. The third type of change to the indentures and the debt securities do not require a vote of any holders. These include changes that:
•	evidence the succession of another person to the company;

•	add to the covenants of the company for the benefit of the holders;

•	add any additional events of default for the benefit of the holders;

•	permit or facilitate the issuance of securities in bearer form, registrable or not registrable, and with or without interest coupons;

•	permit or facilitate the issuance of securities in uncertificated form;

•	add any guarantees for the benefit of the holders;

•	secure the securities;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	change any provisions to comply with the rules or regulations on any securities exchange or automated quotation system on which any securities may be listed or traded;

•	cure any ambiguity, correct or supplement any provision which may be defective or inconsistent with other provisions in the indenture;

•	do not adversely affect holders of the debt securities in any material respect; and

•	permit or facilitate the satisfaction and discharge or defeasance or covenant defeasance. (Section 901)
     Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:
•	For original issue discount debt securities, we will use the principal amount that would be due and payable on the date in question if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities the principal amount of which is not determinable, an amount determined in the manner prescribed for such debt security.

•	For debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent determined on the date of original issuance of these debt securities.
     Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. (Section 101)
     We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date. (Section 104)
     “Street name” and other indirect holders, including holders of any debt securities issued as a global security, should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Subordination
     In the case of junior subordinated debt securities, the payment of principal, any premium and interest on the debt securities will be subordinated in right of payment to the prior payment in full of all our senior debt. This means that in certain circumstances where we may not be making payments on all of our senior debt as they come due, the holders of all our senior debt will be entitled to receive payment in full of all amounts that are due or will become due on the senior debt before you and the other direct holders of junior subordinated debt securities will be entitled to receive any amounts on such debt securities. These circumstances include:
•	Any liquidation, dissolution or winding up of our company.

•	An assignment or marshalling of our assets and liabilities for the benefit of our creditors.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur.

•	The maturity of the debt securities is accelerated. For example, the entire principal amount of a series of debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default. (Sections 1402 and 1403)
     The applicable prospectus supplement relating to any offering of junior subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the applicable prospectus supplement, junior subordinated debt securities will be subordinate and junior in right of payment to any existing and outstanding senior debt of First Horizon National Corporation.
     In addition, we are not permitted to make payments of principal, any premium or interest on the junior subordinated debt securities if we default in our obligation to make payments on senior debt and do not cure such default, or if an event of default that permits the holders of senior debt to accelerate the maturity of the senior debt occurs. (Sections 1401, 1402 and 1404)
     These subordination provisions mean that if we are insolvent a holder of our senior debt may ultimately receive out of our assets more than a holder of the same amount of our subordinated debt and a creditor of ours that is owed a specific amount but who owns neither our senior debt nor the debt securities may ultimately receive less than a holder of the same amount of senior debt.
     The junior subordinated indenture defines “senior debt”, with respect to any series of junior subordinated debt securities, as the principal of (and premium, if any) and interest, on debt, which includes, among other items, all indebtedness and obligations of, or guaranteed or assumed by, First Horizon National Corporation for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred; provided, however, that senior debt shall not be deemed to include any debt that by its terms is subordinate to, or ranks equally with, the subordinated debt securities of such series. (Section 101)
Restrictive and Maintenance Covenants
     We will describe any material restrictive covenants for any series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be entitled to have the benefit of any covenant that restricts or limits our business or operations. See “Risk Factors — Risks Related to our Debt Securities — The terms of the debt securities contain limited protection for holders of the debt securities”.
Discharge and Defeasance of Our Obligations
     The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement. (Section 1301)
Full Defeasance
     If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called “full defeasance”, if we put in place the following other arrangements for you to be repaid:
•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities in the ordinary course.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above. (Sections 1302 and 1304)
     If we accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the event of any shortfall. In the case of junior subordinated debt securities, you would also be released from the subordination provisions on these debt securities.
Covenant Defeasance
     Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and debt securities set aside in trust to repay the debt securities and, in the case of junior subordinated debt securities, you would be released from the subordination provisions of those debt securities. In order to achieve covenant defeasance, we must do the following:
•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.
     If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply:
•	Any covenants applicable to the series of debt securities and described in the applicable prospectus supplement.

•	The events of default relating to breach of covenants and acceleration of the maturity of other debt.

•	The defaults relating to breach of covenants as applicable to junior subordinated debt securities.

•	The subordination provisions on the junior subordinated debt securities.
     If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if a shortfall in the trust deposit occurs. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Sections 1303 and 1304)
Redemption
We May Choose to Redeem Your Debt Securities
     We may be able to redeem your debt securities before their normal maturity. If we have this right with respect to your specific debt securities, the right will be described in the applicable prospectus supplement. It will also specify when we can exercise this right and how much we will have to pay in order to redeem your debt securities.
     If we choose to redeem your debt securities, we will mail written notice to you not less than 30 days nor more than 60 days prior to redemption (Section 1104). Also, you may be prevented from exchanging or transferring your debt securities when they are subject to redemption, as described under “—Additional Mechanics—Exchange and Transfer” above. (Section 305)

Default and Related Matters
     Ranking Compared to Other Creditors
     The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The senior debt securities will not be subordinated to any of our other debt obligations and therefore rank equally with all our other unsecured and unsubordinated indebtedness. The junior subordinated debt securities will be subordinate and junior in right of payment to any of our senior debt. The trustee has a right to receive payment for its administrative services prior to any payment to security holders after a default. (Section 506)
     Events of Default — Senior Debt Securities
     You will have special rights if an event of default occurs and is not cured, as described in this subsection. The term “event of default” with respect to any series of senior debt securities means any of the following:
•	We fail to make any interest payment on any senior debt security of that series when such interest becomes due, and we do not cure this default within 30 days.

•	We fail to make any payment of principal or premium on any senior debt security of that series when it is due at the maturity.

•	We do not deposit a sinking fund payment with regards to any senior debt security of that series on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement.

•	We fail to comply with covenants or warranties in the senior indenture (other than a covenant or warranty solely for the benefit of the senior debt securities other than that series), and after we have been notified of the default by the trustee or holders of not less than 25% in principal amount of that series, we do not cure the default within 30 days.

•	We or one of our significant subsidiaries (as defined below) default on any indebtedness having an aggregate amount of at least $100,000,000, this default is either the payment of principal or results in acceleration of the indebtedness, and after we have been notified of the default by the trustee or holders of 25% in principal amount of the series we do not cure the default within 30 days.

•	We file for bankruptcy, or other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default provided with respect to senior debt security of that series as described in the prospectus supplement, subject to any applicable cure period. (Section 501)
     A “significant subsidiary” is a subsidiary having, as of the last day of the most recent calendar quarter ended at least 30 days prior to the date of such determination (or if the most recent calendar quarter ended 30 days or less prior to the date of such determination, as of the preceding recent calendar quarter), total assets equal to or exceeding 20% of the total assets of First Horizon and our subsidiaries on a consolidated basis.
     The senior indenture provides that, if any event of default for senior debt securities of any series outstanding occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount debt securities, such principal amount portion as the terms of that series specify) of all senior debt securities of that series to be due and payable immediately. However, no such declaration is required upon certain bankruptcy events. In addition, upon fulfillment of certain conditions, this declaration may be annulled and past defaults waived by the holders of not less than a majority in principal amount of the outstanding senior debt securities of that series on behalf of all senior debt securities holders of that series. (Sections 502 and 513)

     The senior indenture contains a provision entitling the trustee, acting under the required standard of care, to be indemnified by the holders of any outstanding senior debt securities series before proceeding to exercise any right or power under the senior indenture at the holders’ request. (Section 603) The holders of a majority in principal amount of outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee, with respect to the senior debt securities of such series. The trustee, however, may decline to act if that direction is contrary to law or the senior indenture. (Section 512)
     “Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to make or cancel a declaration of acceleration.
     Events of Default — Junior Subordinated Debt Securities
     The principal payment on junior subordinated debt securities may be accelerated only upon an event of default. There is no acceleration right in the case of a default in the payment of interest or principal prior to the maturity date or a default if we fail to perform any covenant in the junior subordinated indenture, unless a specific series of junior subordinated debt securities provides otherwise, which will be described in the relevant prospectus supplement.
     Events of Default: The junior subordinated indenture defines an “event of default” as certain events involving our bankruptcy, insolvency or reorganization and any other event of default provided for the junior subordinated debt securities of that series. (Section 501). You will have special rights if an event of default occurs and is not cured, as described in the next paragraph.
     If an event of default with respect to junior subordinated debt securities of any series occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding junior subordinated debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount debt securities, such principal amount portion as the terms of that series specify) of all junior subordinated debt securities of that series to be due and payable immediately. The holders of not less than a majority in principal amount of the outstanding junior subordinated debt securities of that series may waive an event of default resulting in acceleration of the junior subordinated debt securities of such series, but only if all payments due on the junior subordinated debt securities of that series (other than those due as a result of acceleration) have been made, all defaults with respect to junior subordinated debt securities of that series have been remedied and certain other conditions have been met. (Section 502)
     Subject to junior subordinated indenture provisions relating to the trustee’s duties, in case a default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the junior subordinated indenture at the holders’ request or direction, unless such holders shall have offered to the trustee reasonable indemnity. (Section 603) Subject to such indemnification provisions, the holders of a majority in principal amount of the outstanding junior subordinated debt securities of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the subordinated trustee. (Section 512)
     “Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to make or cancel a declaration of acceleration.
     We Will Give the Trustee Information About Defaults Annually
     Every year we will give to the trustee a written statement of one of our officers certifying that to the best of his or her knowledge we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1004)
Original Issue Discount Debt Securities
     The debt securities may be issued as original issue discount debt securities, which will be offered and sold at a discount from their principal amount. Only a discounted amount will be due and payable when the trustee declares the acceleration of the maturity of these debt securities after an event of default has occurred and continues, as described under “—Default and Related Matters” above.

Conversion of Convertible Debt Securities
     Your debt securities may be convertible into shares of our common stock or other debt securities if the applicable prospectus supplement so provides. If your debt securities are convertible or exchangeable, the applicable prospectus supplement will include provisions as to whether conversion or exchange is mandatory, at your option or at our option. The applicable prospectus supplement would also include provisions regarding the adjustment of the number of shares of our common stock or other debt securities you will receive upon conversion or exchange. In addition, the applicable prospectus supplement will contain the conversion price or exchange price and mechanisms for adjusting this price.
Governing Law
     The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
     The senior indenture and the junior subordinated indenture provide that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth therein. Each indenture and the provisions of the Trust Indenture Act of 1939 (the “TIA”) contain limitations on the rights on the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it becomes subject to any conflicting interest (as defined under the TIA), it must eliminate such conflict or resign.
Legal Ownership of Debt Securities
     Unless the applicable prospectus supplement specifies otherwise, we will issue debt securities initially in the form of a global security. However, we may elect to issue debt securities in fully registered or bearer form or both. We refer to those who have debt securities registered in their own names on the books that we or our agent maintain for this purpose, as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as “indirect holders” of those debt securities. As we discuss below, indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.
     Street Name Holders
     In the future we may terminate a global security under the circumstances specified under “What is a Global Security?—Special Situations When a Global Security Will Be Terminated” or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in “street name”. Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.
     For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, not holders, of those debt securities.
     Legal Holders
     Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global debt securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.
     For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the applicable indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the applicable indenture — we would seek approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
     When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only the indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
     If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Book-Entry Holders
     If we issue debt securities in global — i.e., book-entry — form, the debt securities will be represented by one or more global debt securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.
     For registered debt securities, only the person in whose name a debt security is registered is recognized under the indenture as the holder of that debt security. Debt securities issued in global form will be issued in the form of a global security registered in the name of the depositary or its nominee. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the indenture.
     As a result, investors in a book-entry security will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

What Is a Global Security?
     A global security is a security that represents one or more debt securities and is held by a depositary. Generally, all debt securities represented by the same global securities will have the same terms.
     Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominees. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as “DTC”, will be the depositary for all debt securities issued in book-entry form.
     A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
     If the applicable prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Special Situations When a Global Security Will Be Terminated”.
     DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Indirect access to the DTC system is also available to others such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.
Special Considerations for Global Securities
     As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to debt securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.
     If debt securities are issued only in the form of a global security, an investor should be aware of the following:
•	An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain nonglobal certificates for his or her interest in the debt securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “—Legal Ownership of Debt Securities” above;

•	An investor may not be able to sell interests in the debt securities to some insurance companies and to other institutions that are required by law to own their debt securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	The depositary may (and we understand that DTC will) require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
     In the special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above under “—Legal Ownership of Debt Securities”.
     The global security will terminate when the following special situations occur:
•	if the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify the trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to debt securities represented by that global security and has not been cured or waived. We discuss defaults above under “—Default and Related Matters”.
     The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary — and not we or the trustee — is responsible for deciding the names of the institutions that will be the initial direct holders. (Section 305)
PLAN OF DISTRIBUTION
     We may sell debt securities to or through underwriters, including one of its affiliates, to be designated at various times, and also may sell debt securities directly to other purchasers or through agents. We conduct our investment banking, institutional and capital markets businesses through our various bank, broker-dealer and non-bank subsidiaries, including FTN Financial Securities Corp. and First Tennessee Brokerage, Inc. The distribution of debt securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     The prospectus supplement for the debt securities we sell will describe that offering, including:
•	the name or names of any underwriters, managing underwriters, dealers or agents; the purchase price and the proceeds to us from that sale;

•	any underwriting discounts, commissions or agents’ fees and other items constituting underwriter’s or agent’s compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the debt securities may be listed.
VALIDITY OF DEBT SECURITIES
     Unless otherwise indicated in the applicable prospectus supplement, the validity of the debt securities will be passed upon for us by our counsel, Sullivan & Cromwell LLP, and/or by Charles T. Tuggle, Jr., Executive Vice President and General Counsel of First Horizon National Corporation. Sullivan & Cromwell LLP will rely upon the opinion of Mr. Tuggle as to matters of Tennessee law, and Mr. Tuggle will rely upon the opinion of Sullivan & Cromwell LLP as to matters of New York law. As of November 22, 2010, Mr. Tuggle beneficially owned 225,205 shares of our common stock, including shares that could be acquired upon the exercise of options and shares held in our 401(k) Plan, and also including certain salary stock unit awards that will be paid in cash based on the future market value of our shares. Sullivan & Cromwell LLP regularly performs legal services for First Horizon National Corporation.
EXPERTS
     Our consolidated statements of condition as of December 31, 2009 and 2008, and the related consolidated statements of income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, included in our Current Report on Form 8-K, dated December 13, 2010, and incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the debt securities being registered hereby, all of which will be borne by First Horizon National Corporation. All amounts shown are estimates.

Filing Fee—Securities and Exchange Commission	(1)
Accounting fees and expenses	150,000
Legal fees and expenses	500,000
Printing expenses	10,000
Blue Sky fees and expenses	5,000
Rating agency fees	690,000
Trustee fees and expenses	12,000
Miscellaneous expenses	58,000

Total expenses	$1,425,000

(1)	The Registrant is registering an indeterminate amount of debt securities under this Registration Statement and in accordance with Rules 456(b) and 457(r) the Registrant is deferring payment of any additional registration fee until the time the debt securities are sold under this Registration Statement pursuant to a prospectus supplement.
Item 15. Indemnification of Directors and Officers.
     Tennessee Code Annotated Sections 48-18-501 through 48-18-509 authorize a corporation to provide for the indemnification of officers, directors, employees and agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). We have adopted the provisions of the Tennessee statute pursuant to Article Six of our Bylaws. In addition, we have a directors’ and officers’ liability insurance policy which provides coverage sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.
     Tennessee Code Annotated, Section 48-12-102, permits the inclusion in the charter of a Tennessee corporation of a provision, with certain exceptions, eliminating the personal monetary liability of directors to the corporation or its shareholders for breach of the duty of care. We have adopted the provisions of the statute as Article 14 of its restated charter.
     The shareholders of First Horizon have approved a provision in Article Six of the Bylaws pursuant to which we are required to indemnify each director and any officers designated by the Board of Directors, and advance expenses, to the maximum extent not prohibited by law. In accordance with the foregoing, the Board of Directors is authorized to enter into individual indemnity agreements with the directors and such officers. Such indemnity agreements have been approved for all of the directors and certain officers.
Item 16. Exhibits.
(a)	The following exhibits are filed herewith or incorporated herein by reference unless otherwise indicated:

Exhibit No.	Description of Exhibit
1.1**	Form of Underwriting Agreement for Debt Securities.
4.1*	Form of Senior Debt Indenture.
4.2*	Form of Junior Subordinated Debt Indenture.
5**	Opinion of counsel regarding the validity of debt securities being registered (including the Consent of such Counsel).
8**	Form of Tax Opinion (including the Consent of such Counsel).
12.1*	Computation of the Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and

Exhibit No.	Description of Exhibit
Preferred Stock Dividends.
23.1**	Consent of counsel (included in Exhibit 5).
23.2*	Consent of KPMG LLP.
24*	Power of Attorney (included on the signature page).
25.1*	Form T-1 Statement of Eligibility of Trustee under the Senior Debt Indenture.
25.2*	Form T-1 Statement of Eligibility of Trustee under the Junior Subordinated Debt Indenture.

*	Filed herewith.

**	To be filed by post-effective amendment or under a Current Report on Form 8-K and incorporated by reference herein.
Item 17. Undertakings.
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the debt securities offered therein, and the offering of such debt securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the debt securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of debt securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the debt securities in the registration statement to which that prospectus relates, and the offering of such debt securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the debt securities, the undersigned Registrant undertakes that in a primary offering of debt securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the debt securities to the purchaser, if the debt securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such debt securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its debt securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the debt securities offered therein, and the offering of such debt securities at that time shall be deemed to be the initial bona fide offering thereof.
     (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the debt securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, First Horizon National Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-150448) on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 13th day of December , 2010.

FIRST HORIZON NATIONAL CORPORATION
By:	/s/ William C. Losch III
	Name:	William C. Losch III
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William C. Losch III, James F. Keen, Clyde A. Billings, Jr. and Thomas C. Adams, Jr., and each of them severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-150448) on Form S-3 of First Horizon National Corporation and any and all further amendments to that Registration Statement (including further post-effective amendments thereto) and to file the same, with the exhibits thereto, and other documents in connection herewith, including any related registration statement filed pursuant to Rule 462(b) of the Securities Act, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ D. Bryan Jordan	President, Chief Executive Officer, and Director (Principal Executive Officer)	December 13, 2010

D. Bryan Jordan

/s/ William C. Losch III	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 13, 2010

William C. Losch III

/s/ James F. Keen	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 13, 2010

James F. Keen

Signature	Title	Date

*	Chairman of the Board and Director	December 13, 2010

Michael D. Rose

/s/ Mark A. Emkes	Director	December 13, 2010

Mark A. Emkes

*	Director	December 13, 2010

Robert B. Carter

*	Director	December 13, 2010

Simon F. Cooper

*	Director	December 13, 2010

James A. Haslam, III

*	Director	December 13, 2010

R. Brad Martin

*	Director	December 13, 2010

Vicki R. Palmer

*	Director	December 13, 2010

Colin V. Reed

*	Director	December 13, 2010

William B. Sansom

*	Director	December 13, 2010

Luke Yancy III

* By:	/s/ Clyde A. Billings, Jr.
Clyde A. Billings, Jr.
as Attorney-in-Fact